UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2008

Russ Berrie and Company, Inc.
 (Exact name of registrant as specified in its charter)

New Jersey	1-8681	22-1815337
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Bauer Drive, Oakland, New Jersey	07436
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 337-9000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02 Results of Operations and Financial Condition

On August 19, 2008, Russ Berrie and Company, Inc. (the “Company”) issued a press release announcing, among other things, results of operations and financial condition for the three and six months ended June 30, 2008. Attached hereto as Exhibit 99.1 is a copy of the press release.

In the attached release, the Company reports (and in its conference call scheduled for 10:00 a.m. Eastern time on August 19, 2008, the Company plans to report) certain financial measures for the three and six months ended June 30, 2008, specifically gift segment and consolidated gross profit, gift segment and consolidated selling, general and administrative expenses, and consolidated income/loss before provision for income tax, both in accordance with United States generally accepted accounting principles (“GAAP”) and also on a non-GAAP basis, to exclude:

(i)	a non-cash charge of $7.0 million related to the write-down of the value of long-lived fixed assets related to the Company’s Gift segment, $6.7 million of which was recorded in SG&A and $0.3 million of which was recorded in cost of sales;

(ii)	an inventory charge of $1.6 million taken in relation to unfavorable results of a voluntary quality test on a certain seasonal gift-segment product;

(iii)	a non-cash charge of $1.0 million related to the write-off of certain previously capitalized Shining Stars® website development expenses relating to a revised licensing arrangement that improves future operating economics; and

(iv)	$0.7 million of certain financing expenses recorded in other expense in connection with the Company’s amended and restated Infant & Juvenile credit facility, of which $0.3 million relates to the non-cash write-off of previously deferred financing expenses.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the our results of operations as determined in accordance with GAAP. However, the Company believes that the non-GAAP measures presented in the press release, and to be presented during the conference call, are useful to investors as they enable the Company and its investors to evaluate and compare the Company’s results from operations and cash resources generated from its business in a more meaningful and consistent manner (by excluding specific items which are not reflective of ongoing operating results in the current period) and provides an analysis of operating results using the same measures used by the Company’s chief operating decision makers to measure the performance of the Company. These non-GAAP financial measures result largely from our management’s determination that the facts and circumstances surrounding the excluded charges are not indicative of the ordinary course of the ongoing operation of our business. As a result, these non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies, and are included only as supplementary measures of financial performance. This data is furnished to provide additional information and should not be considered in isolation as a substitute for measures of performance prepared in accordance with GAAP.

Reconciliations of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the press release. Such reconciliations indicate the specific items excluded from gross profit, selling, general and administrative expense and (loss)/income before provision for income tax to arrive at all non-GAAP adjusted financial measures included therein.

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. Attached hereto as Exhibit 99.1 is the press release of Russ Berrie and Company, Inc. announcing, among other things, results of operations and financial condition for the three and six months ended June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSS BERRIE AND COMPANY, INC.

Date: August 19, 2008

By: /s/ Marc S. Goldfarb
Marc S. Goldfarb
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of Russ Berrie and Company, Inc., dated August 19, 2008, announcing, among other things, results of operations and financial condition for the three and six months ended June 30, 2008.

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